Exhibit 10.1

AGREEMENT AMONG SELLERS

This AGREEMENT AMONG SELLERS (this “Agreement”) is made as of the 27th day of April, 2004, by and among LD Holdings Inc., a Delaware corporation (“LDH”), Lazy Days’ R.V. Center, Inc., a Florida corporation and wholly owned subsidiary of LDH (“Lazy Days” and together with LDH, collectively, the “Companies”), the Employee Stock Ownership Plan and Trust for the Employees of Lazy Days (the “ESOP”), acting herein through James L. Farnsworth as the directed trustee of the ESOP and not in his individual capacity, pursuant to the direction of the ESOP Fiduciary, those persons and entities listed on Exhibit A attached hereto (each a “Seller” and collectively, the “Sellers”) and Oakridge Consulting, acting herein through Michael Salvati solely in his capacity as agent for the Sellers and not in his individual capacity (the “Sellers’ Representative”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, LDH, Lazy Days, the ESOP, the Sellers, the Sellers’ Representative and R.V. Acquisition Inc., a Delaware corporation (the “Buyer”) entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from the ESOP and the Sellers all of their respective shares of capital stock of LDH (other than the Sellers Contributed Shares and the Wallace Contributed Shares) (the “Transaction”); and

WHEREAS, the Sellers and the ESOP now desire to set forth herein their agreement as to the allocation of the proceeds to be received by the ESOP and the Sellers pursuant to the Transaction, and other related matters; and

WHEREAS, one of the conditions to the Closing of the Transaction is that the parties enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

CONSENTS AND WAIVER

1.1                                 ESOP Waiver under Shareholders’ Agreement and the 2002 Escrow Agreement.  In exchange for the ESOP Consideration, (a) pursuant to Section 11(i) of the Shareholders’ Agreement, the ESOP hereby agrees to waive its right to receive any distributions from the Transaction to which the ESOP may be entitled under the Shareholders’ Agreement, and (b) pursuant to Section 15(d) of the 2002 Escrow Agreement, the ESOP hereby agrees to waive its right to receive any proceeds to which it might otherwise have been entitled from the Transaction pursuant to the terms of the 2002 Escrow Agreement.

1.2                                 Alliance and Wallace Waiver under the 2002 Escrow Agreement.  Pursuant to Section 15(d) of the 2002 Escrow Agreement, Alliance and Wallace hereby waive the obligation of the ESOP to pay to the 2002 Escrow Agent any ESOP Consideration.

1.3                                 ESOP Consideration. The Sellers hereby acknowledge and agree that (a) the ESOP Consideration shall not be considered proceeds of a Sale Event under the Shareholders’ Agreement, and shall not be subject to distribution pursuant to the terms of the Shareholders’ Agreement, (b) the ESOP Consideration shall not be subject to distribution under the 2002 Escrow Agreement, and (c) the Sellers shall have no rights in or to the ESOP Consideration, or any portion thereof, except pursuant to each Seller’s right in his capacity as an ESOP participant.

1.4                                 Further Acknowledgements.  The Sellers and the ESOP hereby further acknowledge and agree that any distributions from the Transaction (other than the ESOP Consideration) to which the ESOP may otherwise be entitled under the Shareholders’ Agreement or the 2002 Escrow Agreement shall be allocated among the Sellers as set forth herein.

1.5                                 Exercise of Fiduciary Duty.  Notwithstanding any provision hereof to the contrary, this Agreement shall not be binding upon the ESOP unless the ESOP Fiduciary shall receive an opinion of the ESOP Advisor, dated as of the Closing Date, that as of such date (a) the consideration to be paid to the ESOP on the Closing Date for the ESOP Common Shares pursuant to the terms of the Purchase Agreement is not less than “adequate consideration”  as determined under ERISA, (b) the terms and conditions of the transactions contemplated by the Purchase Agreement are fair to the ESOP from a financial point of view, and (c) the consideration to be paid to the ESOP for the ESOP Common Shares pursuant to the terms of the Purchase Agreement is not less than the consideration that the ESOP would have received under the terms of the Purchase Agreement had this Agreement not been entered into. The ESOP Fiduciary, as the independent Fiduciary under the terms of the ESOP, shall have (i) determined, in the sole exercise of its fiduciary discretion under ERISA, that the consummation by the ESOP of the transactions contemplated by the Purchase Agreement and this Agreement (including, without limitation, the LDRV Agreement) is prudent, is for the exclusive purpose of providing benefits to participants and beneficiaries of the ESOP, and does not constitute a prohibited transaction or otherwise violate ERISA, (ii) determined that the consummation by the ESOP of the transactions contemplated by the Purchase Agreement and this Agreement (including, without limitation, the LDRV Agreement) in no other respects violates the ESOP Fiduciary’s fiduciary obligations, and (iii) directed the Trustee to consummate the transactions contemplated by the Purchase Agreement and this Agreement (including, without limitation, the LDRV Agreement).

ARTICLE II

ALLOCATION OF TOTAL NON-ESOP SELLERS’ PROCEEDS

2.1                                 Total Non-ESOP Sellers’ Proceeds.  The Net Purchase Price (after any adjustment under Section 2.3 and Section 2.4 of the Purchase Agreement) less the ESOP Consideration plus any adjustment for repayment of the ESOP Loan per Section 2.2(c) of the Purchase Agreement shall hereinafter be referred to as the “Non-ESOP Sellers’ Net Purchase Price,” and the Non-ESOP

Sellers’ Net Purchase Price plus the Sellers Contribution Shares (valued at their Liquidation Value (as defined below)) plus the Wallace Contribution Shares (valued at $5,000,000) plus the Wallace Share Notes (as such term is defined in the Wallace Note Agreement) (valued at $7,000,000) shall hereinafter be referred to as the “Total Non-ESOP Sellers’ Proceeds.”  The parties to this Agreement acknowledge that Wallace intends to use a portion of his proceeds under the Purchase Agreement to purchase Notes (as such term is defined in the Wallace Note Agreement).

2.2                                 Allocation of Total Non-ESOP Sellers’ Proceeds  Each of the Sellers hereby acknowledges and agrees that the Total Non-ESOP Sellers’ Proceeds shall be allocated and distributed among the Sellers in accordance with the Shareholders’ Agreement and the 2002 Escrow Agreement, (a) as modified by the provisions of Article I above, (b) as if the Closing occurs on the thirtieth (30th) day immediately prior to the Closing Date, (c) the ESOP Adjustment is given effect, and (d) as if the holders of Class A Preferred Stock have elected to convert their respective shares of Common Stock (as defined in the Shareholders Agreement), at a conversion price of $3.674864 per share, and as if the holders of Class B Preferred Stock have elected to convert their respective shares into shares of Common Stock, at a conversion price of $7.0267751 per share, in connection with the Transaction; provided, however, that (i) the Wallace Contribution Shares shall be (A) valued at five million dollars ($5,000,000), (B) treated as if received as cash solely for the purpose of determining the allocation hereunder, and (C) allocated solely to Wallace in lieu of five million dollars ($5,000,000) of cash otherwise allocated to Wallace hereunder, and (ii) that the Wallace Share Notes shall be (A) valued at seven million dollars ($7,000,000), (B) treated as if received as cash solely for the purpose of determining the allocation hereunder, and (C) allocated solely to Wallace in lieu of seven million dollars ($7,000,000) of cash otherwise allocated to Wallace hereunder.

2.3                                 Flow of Funds.  Each of the Sellers hereby acknowledge and agree that the Flow of Funds spreadsheet attached hereto as Exhibit B is illustrative of an allocation of the Total Non-ESOP Sellers’ Proceeds in accordance with Section 2.2 above.

2.4                                 Allocation Confirmation.  At least four (4) business days prior to the Closing, the Companies shall, based upon their determination of the Non-ESOP Sellers’ Net Purchase Price, (a) determine the allocation of the Total Non-ESOP Sellers’ Proceeds in accordance with Section 2.2 above, (b) determine each Seller’s pro rata portion (expressed as a percentage carried out to the fourth decimal place) of the Total Non-ESOP Sellers’ Proceeds allocated to each Seller on such date in accordance with Section 2.2 above (the “Proceeds Percentages”), and (c) confirm the foregoing (including a detailed explanation of the basis of their determination) to the Buyer and each of the Sellers (the “Allocation Confirmation”). The Sellers will promptly acknowledge agreement with the Allocation Confirmation as determined by the Companies pursuant to the foregoing terms.  Upon receipt of the Sellers’ acknowledgement of the Allocation Confirmation, but in any event at least two (2) business days prior to the Closing, the Companies shall prepare and deliver to the Buyer Exhibit C to the Purchase Agreement, setting forth the name, address and Proceeds Percentage of each of the Sellers.

ARTICLE III

WALLACE SHORTFALL

3.1                                 Determination of Wallace Shortfall. Notwithstanding anything to the contrary in Article II above, to the extent that the amount received by Wallace under the allocation of the Total Non-ESOP Sellers’ Proceeds pursuant to Article II is less than $28,147,532 (the “Wallace Shortfall”), then all of the Sellers holding Class A Preferred Stock immediately prior to the Closing (the “Class A Holders”), on a pro rata basis, shall reallocate to Wallace, shares of the Sellers Contribution Shares that the Class A Holders would have had the right to receive pursuant to Article II above, having a total value equal to the lesser of (a) the Wallace Shortfall or (b) all of the Sellers Contribution Shares that the Class A Holders would have had the right to receive pursuant to Article II above.  For purposes of determining the existence of a Wallace Shortfall, (a) shares of the Sellers Contribution Shares received by Wallace pursuant to the Allocation Confirmation shall be valued at one hundred percent (100%) of the liquidation value per share of the Sellers Contribution Shares pursuant to the Certificate of Incorporation of the Buyer (the “Liquidation Value”), subject to adjustment to reflect the effect of any stock split, reverse split, exchange or readjustment of shares, stock dividend, reclassification, reorganization, recapitalization or other like change with respect to the Sellers Contribution Shares occurring after the date of this Agreement, and (b) any amounts received by Wallace (i) as an employee of the Companies, (ii) as an ESOP participant, (iii) as a participant in any phantom stock plan of Lazy Days,  and/or (iv) pursuant to the Ground Lease, shall be excluded.

3.2                                 Valuing the Wallace Shortfall.  For purposes of determining the number of shares of the Sellers Contribution Shares required to pay the Wallace Shortfall, the Sellers Contribution Shares shall be valued at sixty percent (60%) of its Liquidation Value, subject to adjustment to reflect the effect of any stock split, reverse split, exchange or readjustment of shares, stock dividend, reclassification, reorganization, recapitalization or other like change with respect to the Sellers Contribution Shares occurring after the date of this Agreement.

3.3                                 Procedure for Acknowledgement of the Wallace Shortfall.  At least four (4) business days prior to the Closing, the Companies shall, based upon their determination of the Allocation Confirmation as set forth in Section 2.4 above, deliver a notice of the Wallace Shortfall, including each Class A Holder’s pro rata portion thereof, to the Escrow Agent, the Buyer, the Sellers’ Representative and each of the Sellers. The Sellers will promptly acknowledge agreement with the Wallace Shortfall as determined by the Companies pursuant to the foregoing terms.

3.4                                 Effect of Additional Proceeds on Class A Amount.  In the event that, following the Closing, additional cash amounts which effectively increase the Non-ESOP Sellers’ Net Purchase Price are received by Wallace as a result of any post-Closing payments made pursuant to the Purchase Agreement, and provided that any Wallace Shortfall has been satisfied as set forth above, Wallace shall transfer such additional cash amounts to the Class A Holders, in accordance with their respective Proceeds Percentage, until the Class A Holders receive from Wallace an amount equal to (a) the amount of the Wallace Shortfall, plus (b) the amount of the 30 Day Adjustment.

3.5                                 Effect on Indemnification Obligations.  The Sellers hereby acknowledge and agree that their respective Proceeds Percentage as determined under Article II above shall determine their respective indemnification obligations under Section 11.3 of the Purchase Agreement (collectively the “Indemnification Obligations”).  The Sellers hereby further acknowledge and agree that any action taken pursuant to this Article III shall not change any Seller’s Proceeds Percentage as originally determined pursuant to Article II above, and therefore each Seller shall continue to bear the Indemnification Obligations in accordance with its original Proceeds Percentage until each time (each, a “Reallocation Date”), if ever, that (a) all of the Escrow Cash (as defined in the Escrow Agreement) has been distributed under the Escrow Agreement and (b) any Seller has no Sellers Contribution Shares remaining as a result of Article III or Article IV hereof or the payment of indemnification obligations under the Purchase Agreement or the Escrow Agreement.  Upon a Reallocation Date, any Seller that no longer holds any Sellers Contribution Shares shall have no further Indemnification Obligations with respect to the Sellers Contribution Shares, and the remaining Sellers that continue to hold Sellers Contribution Shares shall bear the Indemnification Obligations with respect to the Sellers Contribution Shares proportionately in accordance with their Reallocation Percentage (as hereinafter defined), and the Sellers’ Representative shall notify the Escrow Agent of each Seller’s Reallocation Percentage; provided, however, that once all of the Escrow Shares have been distributed under the Escrow Agreement, the allocation of the Indemnification Obligations among the Sellers will be readjusted from the Reallocation Percentage to the original Proceeds Percentage. Notwithstanding anything herein to the contrary, in no event shall any Seller have any Indemnification Obligations with respect to the Sellers Contribution Shares in excess of the Sellers Contribution Shares then beneficially owned by such Seller.  As used in this Agreement, “Reallocation Percentage” shall mean, at any given time, the pro rata portion (expressed as a percentage carried out to the fourth decimal place) equal to the number of shares of Sellers Contribution Shares then beneficially owned by a Seller divided by the total number of shares of Sellers Contribution Shares then held under the Escrow Agreement.

3.6                                 Release under the Escrow Agreement.  Immediately prior to the release of the Sellers Contribution Shares held under the Escrow Agreement, the Sellers’ Representative shall deliver to the Escrow Agent and each of the Sellers, a schedule setting forth the actual number of shares of Sellers Contribution Shares to be released to each of the Sellers, as determined pursuant to each Seller’s Proceeds Percentage, as adjusted to take into account any action taken pursuant to Section 3.1, Section 3.3 and Article IV hereof.

ARTICLE IV

WALLACE CALL RIGHT

4.1                                 Wallace Call Right.  At any time on or after the date hereof through the first anniversary of the Closing Date, Wallace shall be entitled to purchase, at his sole option, and the Class A Holders and Alliance shall be obligated to sell, all or a portion of their shares (if any) of Sellers Contribution Shares, for cash, upon not less than thirty (30) days’ nor more than sixty (60) days’ notice provided in the manner specified in Section 4.2, at a purchase price equal to sixty percent (60%) of the Liquidation Value, subject to adjustment to reflect the effect of any stock split, reverse split, exchange or readjustment of shares, stock dividend, reclassification, reorganization, recapitalization or other like change with respect to the Sellers Contribution

Shares occurring after the date of this Agreement, plus sixty percent (60%) of any accrued and unpaid dividends therefor, to the extent such dividends are not included in the Liquidation Value (the “Wallace Call Right”).  If the Wallace Call Right is exercised with respect to less than all of the shares of Sellers Contribution Shares held by all of the Class A Holders and Alliance, it shall be exercised among all of the Class A Holders and Alliance on a pro rata basis.

4.2                                 Procedure for Wallace Call Right. In the event Wallace elects to purchase the Sellers Contribution Shares pursuant to the Wallace Call Right (“Wallace Purchase”), notice of such Wallace Purchase shall be given by Wallace (the “Wallace Call Notice”) to the Buyer and the Sellers’ Representative.  The Wallace Call Notice shall state the time and date as of which the Wallace Purchase shall occur. Within ten (10) business days of its receipt of the Wallace Call Notice, the Sellers’ Representative shall deliver a notice (the “Sellers’ Representative Notice”) of such Wallace Purchase to Alliance and each Class A Holder of the shares of Sellers Contribution Shares subject to the Wallace Purchase.  The Sellers’ Representative Notice shall state (a) the time and date as of which the Wallace Purchase shall occur and (b) the purchase price.  On or before the purchase date, each Class A Holder and Alliance shall notify the Escrow Agent (i) as to the number of shares of such Class A Holder’s or Alliance’s (as applicable) Sellers Contribution Shares that is subject to the Wallace Purchase and (ii) that such Class A Holder or Alliance (as applicable) is surrendering such shares to Wallace.  On the purchase date, (i) the full purchase price for such Sellers Contribution Shares shall be paid or delivered to each such Class A Holder and Alliance by wire transfer of immediately available funds to the respective banks accounts of the Class A Holders and Alliance, (ii) the Seller’s Representative shall deliver a schedule to the Buyer, the Escrow Agent, each Class A Holder and Alliance, setting forth the number of shares of Sellers Contribution Shares beneficially owned by each of Wallace, each Class A Holder and Alliance as of such date after giving effect to such purchase and (iii) each Class A Holder and Alliance shall promptly acknowledge its agreement with such schedule, as well as its receipt of its respective share of the purchase price.

ARTICLE V

2002 AGREEMENTS

5.1                                 Termination of the 2002 Escrow Agreement. Pursuant to Section 3 of the 2002 Escrow Agreement, LDH, Alliance, Wallace and the ESOP, as directed by the ESOP Fiduciary, hereby agree that, as of the Closing, no further distributions shall be made pursuant to the 2002 Escrow Agreement, and therefore, effective as of the Closing, the 2002 Escrow Agreement is terminated, and any and all rights and obligations then existing, or thereafter arising with respect to the 2002 Escrow Agreement are null and void.

5.2                                 Termination of Section 6 of the Shareholders Agreement.  Pursuant to Section 11(i) of the Shareholders Agreement, LDH, the Sellers and the ESOP, as directed by the ESOP Fiduciary, desire to terminate Section 6 of the Shareholders Agreement as of the Closing, and therefore, hereby agree that, effective as of the Closing, Section 6 of the Shareholders Agreement is terminated, and any and all rights and obligations then existing, or thereafter arising with respect to said Section are null and void.   The foregoing provision shall not effect the remaining Sections of the Shareholders Agreement, which shall continue in full force and effect in accordance with the provisions thereof.

5.3                                 Continuation of the 2002 General Release.  Each of the Sellers hereby agrees and acknowledges that nothing in this Agreement modifies or amends in any respect the 2002 General Release.

ARTICLE VI
MISCELLANEOUS

6.1                                 Definitions.

(a)                                  “2002 Escrow Agreement” means that certain Escrow Agreement, dated as of August 6, 2002, by and among Alliance, Wallace, LDH, the ESOP and SunTrust Bank, as escrow agent (the “2002 Escrow Agent”).

(b)                                 “2002 General Release” means that certain General Release, dated as of August 6, 2002, by and among Donald W. Wallace, Lazy Days’ R.V. Center, Inc., LDRV Holdings Corp., Alliance Holdings, Inc., PPM America Special Investments Fund, L.P., PPM America Special Investments CBO II, L.P., ReliaStar Financial Corp. and PB Capital Corporation.

(c)                                  “30 Day Adjustment” means the difference between the amount of the Total Sellers’ Proceeds allocated to the Class A Holders pursuant to Section 2.2 above, and the amount of the Total Sellers’ Proceeds that would be allocated to the Class A Holders under Section 2.2 above if such determination was made as of the Closing Date.

(d)                                 “Escrow Agreement” means that certain Escrow Agreement, dated as of the Closing Date, by and among the Sellers, the Sellers’ Representative, the Buyer and the escrow agent identified therein (the “Escrow Agent”).

(e)                                  “ESOP Adjustment” means, with respect to each of Alliance and all the Class A Holders (allocated among each of the Class A Holders based on their respective Proceeds Percentage), a reduction of $299,570.53 of the Total Non-ESOP Seller Proceeds that would otherwise be received by each of them which reduction will effectively result in Wallace receiving a corresponding increase of $599,141.06.

(f)                                    “Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of August 6, 2002, by and among LDH, the Shareholders (as defined therein) and the Management (as defined therein).

(g)                                 “Sellers Contribution Shares” means those shares of the Buyer Preferred Stock received by the Sellers pursuant to that certain Sellers Contribution Agreement to be entered into on or prior to the Closing Date by and among the Buyer and the Sellers in connection with the Transaction.

(h)                                 “Wallace Contribution Shares” means, collectively, the shares of Series A Preferred Stock, par value $0.01 per share, and common stock, par value $0.01 per share, of Buyer received by Wallace pursuant to that certain Wallace Contribution

Agreement to be entered into on or prior to the Closing Date by and between the Buyer and Wallace.

(i)                                     “Wallace Note Agreement” means that certain Wallace Note Agreement to be entered into on the Closing Date by and among Donald W. Wallace. Lazy Days, and Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership.

(j)                                     “Tranche A Warrants” means, collectively, the Tranche A Warrant, dated August 6, 2002, issued to Alliance Holdings, Inc. by LD Holdings, Inc., and the Tranche A Warrant of LD Holdings, Inc., dated August 6, 2002, issued to Donald W. Wallace by LD Holdings, Inc..

6.2                                 Notices, Consents, etc.  Any notices, consents or other communications required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered by a recognized overnight courier service, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

(a)	If to the Companies (prior to the Closing):

Lazy Days’ R.V. Center, Inc. 6130 Lazy Days Boulevard Seffner, Florida 33584 Attention: Charles Thibault Tel: (813) 246-4333 Fax: (813) 246-5240 E-mail: clthibault@lazydays.com with a copy (which shall not constitute notice) to:

Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661 Attention: Howard S. Lanznar, Esq. Tel: (312) 902-5696 Fax: (312) 902-1061 E-mail: howard.lanznar@kmz.com

(b)	If to the Trustee:

James L. Farnsworth 1501 South Florida Avenue Lakeland, FL 33803

with a copy (which shall not constitute notice) to:

Gray Harris & Robinson, P.A. 201 East Pine Street Suite 1400 – SE Bank Building Orlando, FL 32801 Attention: Michael J. Canan Tel: (407) 244-5665 Fax: (407) 244-5690 Email: mcanan@grayharris.com

(c)	If to the ESOP Fiduciary:

Consulting Fiduciaries, Inc. 400 Skokie Blvd, Suite 260 Northbrook, IL 60062 Attention: David L. Heald Tel: (847) 559-9838 Fax: (847) 559-9840 Email: dlheald@aol.com with a copy (which shall not constitute notice) to:

Steiker, Fischer, Edwards & Greenapple, P.C. 7318 Germantown Avenue Philadelphia, PA 19119 Attention: Steven R. Fischer Tel: (215) 242-5100 Fax: (215) 248-2288

(d)	If to the Sellers’ Representative:
Oakridge Consulting 318 S. Elmwod Oak Park, IL 60203 Attention: Michael Salvati Tel: (708) 383-5426 Fax: (708) 383-7597 Email: mike.salvati@attbi.com with a copy (which shall not constitute notice) to:

Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661 Attention: Howard S. Lanznar, Esq. Tel: (312) 902-5696 Fax: (312) 902-1061 E-mail: howard.lanznar@kmz.com with a copy (which shall not constitute notice) to:

Holland & Knight LLP 701 Brickell Avenue, Suite 3000 Miami, FL 33131 Attention: Ronald Albert, Jr., Esq. Tel: (305) 789-7762 Fax: (305) 789-7799 Email: ralbert@hklaw.com

(e)	If to Alliance:

Alliance Holdings, Inc. 711 York Road, 2nd Floor Willow Grove, PA 19090 Attention: David B. Fenkell Tel: (215) 706-0873 Fax: (215) 706-0877 E-mail: fenkell@allianceholdings.com with a copy (which shall not constitute notice) to:

Squires, Sanders & Dempsey L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215-6150 Attention: Paul Sefcovic Tel: (614) 365-2738 Fax: (614) 365-2499 E-mail: psefcovic@ssd.com

(f)	If to PPM America, Inc.:

PPM America, Inc. 225 West Wacker Drive, Suite 975 Chicago, IL 60606 Attention: Lori Seegers, General Counsel Tel: (312) 634-2616 Fax: (312) 634-0049 E-mail: lori.seegers@ppmamerica.com

And: Bob O’Rourke Tel: (312) 634-1220 Fax: (312) 634-0045 E-mail: bob.orourke@ppmamerica.com with a copy to:

Latham & Watkins Sears Tower, Suite 5800 233 South Wacker Drive Chicago, IL 60606 Attention: James W. Doran, Esq. Tel: (312) 876-7664 Fax: (312) 993-9767 E-mail: james.doran@lw.com

(g)	If to Wallace:

Donald W. Wallace 6130 Lazy Days Boulevard Seffner, FL 33584 Tel: (813) 246-4999 Fax: (813) 246-4744

with a copy to:

Holland & Knight LLP 701 Brickell Avenue, Suite 3000 Miami, FL 33131 Attention: Ronald Albert, Jr., Esq. Tel: (305) 789-7762 Fax: (305) 789-7799 E-mail: ralbert@hklaw.com

(h)	If to Provident:

The Provident Bank 309 Vine Street 250D Cincinnati, OH 45202 Attention: Christopher B. Gribble Vice President Tel: (513) 579-2750 Fax: (513) 579-2858 Email: cgribble@providentbank.com

With a copy to:

Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower One East Fourth Street Cincinnati, OH 45202 Attention: Gehl P. Babinec, Esq. Tel: (513) 579-6400 Fax: (513) 579-6457 Email: gbabinec@kmklaw.com

(i)	If to Lion Connecticut Holdings, Inc., as successor by merger to ReliaStar Financial Corp:

ING Investment Management LLC
Agent for Lion Connecticut Holdings, Inc..
100 Washington Avenue South
Suite 1635
Minneapolis, MN 55401-2121
Attention:  Chris Kenealy
Tel: (612) 342-7245
Fax: (612) 342-3561
Email:  chris.kenealy@inginvestment.com

with a copy to:

ING Investment Management LLC 5780 Powers Ferry Road NW Suite 300 Atlanta, GA 30327 Attention: Michael B. Lisenby, Esq. Tel: (770) 690-4751 Fax: (770) 690-4899 Email: mike.lisenby@inginvestment.com

(j)	If to PB Capital Corporation:

PB Capital Corporation (f/k/a (USA) Capital Corp.) 590 Madison Avenue New York, NY 10022-2540 Attention: Chris Ruzzi Tel: (212) 756-5584 Fax: (212) 756-5536 Email: cruzzi@pb-us.com

Date of service of such notice shall be (x) the date such notice is personally delivered, (y) three days after the date of mailing if sent by certified or registered mail, or (z) one business day after date of delivery to the overnight courier if sent by overnight courier.

6.3                                 Further Assurances; Cooperation by the Parties.  At any time or from time to time each of the parties hereto shall execute and deliver any further instruments or documents and take all such further actions as are reasonably necessary in order to consummate and make effective the transactions contemplated by this Agreement.  The parties to this Agreement will use their reasonable efforts, and will cooperate with each other, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable each of them to effect the transactions contemplated hereby and will otherwise use their reasonable best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

6.4                                 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without reference to conflicts of law principles thereunder.

6.5                                 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.  EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 6.2. NOTHING IN THIS SECTION 6.5, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH

PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH OF THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTON OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS HEREUNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION 6.5 CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

6.6                                 Headings.  The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

6.7                                 Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

6.8                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.9                                 Severability.  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

6.10                           Successors.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective, heirs, legal representatives, successors and permitted assigns.

6.11                           Amendment. This Agreement may not be amended or supplemented except by an written instrument in writing executed by each of the parties hereto.

6.12                           ESOP Actions.  Any action agreed to herein      by the ESOP shall have been agreed to on behalf of the ESOP by the Trustee, at the direction of the ESOP Fiduciary.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANIES:

LD HOLDINGS, INC., a Delaware corporation

By:	/s/ Chuck Thibault
Name:	Chuck Thibault
Title:	Vice President

LAZY DAYS’ R.V. CENTER, INC., a Florida corporation

By:	/s/ Chuck Thibault
Name:	Chuck Thibault
Title:	Vice President

SELLERS:

ALLIANCE HOLDINGS, INC., a Pennsylvania corporation

By:	/s/ John D. Hollyday
Name:	John D. Hollyday
Title:	Vice President

/s/ Donald W. Wallace
Donald W. Wallace

PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.

By:	PPM America, Inc., as Attorney-in-Fact

By:	/s/ Stuart J. Lissner
Name:	Stuart J. Lissner
Title:	Managing Director

LION CONNECTICUT HOLDINGS, INC., as successor by merger to RELIASTAR FINANCIAL CORP.

By:	/s/ David S. Pendergrass
Name:	David S. Pendergrass
Title:	Vice President and Treasurer

PPM AMERICA SPECIAL INVESTMENTS CBO II, L.P.

By:	PPM America, Inc., as Attorney-in-Fact

By:	/s/ Stuart J. Lissner
Name:	Stuart J. Lissner
Title:	Managing Director

PB CAPITAL CORPORATION

By:	/s/ Christopher J. Ruzzi
Name:	Christopher J. Ruzzi
Title:	Vice President

PB CAPITAL CORPORATION

By:	/s/ Jeffrey N. Frost
Name:	Jeffrey N. Frost
Title:	Managing Director

THE PROVIDENT BANK

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Vice President

SELLERS’ REPRESENTATIVE:

OAKRIDGE CONSULTING

By:	/s/ Michael Salvati
Name:	Michael Salvati
Title:	President

JAMES L. FARNSWORTH, NOT IN HIS
INDIVIDUAL CAPACITY, BUT SOLELY AS
TRUSTEE OF THE EMPLOYEE STOCK
OWNERSHIP PLAN AND TRUST FOR THE
EMPLOYEES OF LAZY DAYS AS
DIRECTED BY CONSULTING
FIDUCIARIES, INC., THE ESOP
FIDUCIARY

By:	/s/ James L. Farsnworth
Name:	James L. Farnsworth, solely as Trustee

EXHIBIT A

SELLERS

PPM America Special Investments Fund, L.P.

PPM America special Investments CBO II, L.P.

Lion Connecticut Holdings, Inc., as successor by merger to Reliastar Financial Corporation

The Provident Bank

PB Capital Corporation

Alliance Holdings, Inc.

Donald W. Wallace

EXHIBIT B

FLOW OF FUNDS SPREADSHEET

SEE ATTACHED